Exhibit 99.1

 July 2018  Investor Presentation

 Forward Looking Statements  This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, WMIH’s and Nationstar’s expectations or predictions of future financial or business performance or conditions. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in the registration statement and the definitive joint proxy statement/prospectus and other documents WMIH and Nationstar have filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and WMIH and Nationstar believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither WMIH nor Nationstar is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the registration statement, the definitive joint proxy statement/prospectus or other reports, which WMIH and Nationstar have filed or will file from time to time with the SEC.In addition to factors previously disclosed in WMIH’s and Nationstar’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the merger; delay in closing the merger; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks associated with investing in mortgage loans and mortgage servicing rights and changes in interest rates; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; macroeconomic factors beyond WMIH’s or Nationstar’s control; risks related to WMIH’s or Nationstar’s indebtedness and other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period.  This communication is being made in respect of the proposed merger transaction involving WMIH Corp. (“WMIH”) and Nationstar Mortgage Holdings Inc. (“Nationstar”). WMIH has filed a registration statement on Form S-4, and WMIH and Nationstar each filed the definitive joint proxy statement/prospectus with Securities and Exchange Commission (the “SEC”) on May 31, 2018. The definitive joint proxy statement/prospectus was sent to the stockholders of WMIH and Nationstar on or about June 1, 2018, after the registration statement on Form S-4 was declared effective by the SEC on May 31, 2018. WMIH and Nationstar may also file other documents with the SEC regarding the proposed merger transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any investment decision, investors and security holders of WMIH and Nationstar are urged to carefully read the entire registration statement and definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by WMIH and Nationstar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by WMIH may be obtained free of charge from WMIH at www.wmih-corp.com, and the documents filed by Nationstar may be obtained free of charge from Nationstar at www.nationstarholdings.com. Alternatively, these documents, when available, can be obtained free of charge from WMIH upon written request to WMIH Corp., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104, Attn: Secretary, or by calling (206) 922-2957, or from Nationstar upon written request to Nationstar Mortgage Holdings Inc., 8950 Cypress Waters Blvd, Dallas, TX 75019, Attention: Corporate Secretary, or by calling (469) 549-2000.  Additional Information for Stockholders  NON-GAAP MEASURESThis presentation contains certain references to non-GAAP measures. Please refer to the Appendix for more information on non-GAAP measures.

 Nationstar, with its flagship brand Mr. Cooper®, is an industry-leading mortgage services provider, including servicing, originations, and digital real estate solutions

LEADING PLAYER IN AN IMMENSE MARKET

3.2 MILLION CUSTOMERS[1]

SERVICING	ORIGINATIONS	XOME®
3rd LARGEST MORTGAGE SERVICER IN THE U.S.[2]	15th LARGEST MORTGAGE ORIGINATOR IN THE U.S.[2]	11,000+ XOME PROPERTIES SOLD[3]
SERVICING PORTFOLIO $498 BILLION IN UNPAID PRINCIPAL BALANCE[1]	ORIGINATED $21 BILLION IN LOANS[3]	EXECUTED 424,000+ TITLE AND CLOSE ORDERS[3]
LARGE ADDRESSABLE MARKET		
$10 TRILLION+ MARKET[4]	$1.7 TRILLION ORIGINATIONS[5]	5.5 MILLION HOME SALES[6]

Refer to footnotes on page 21

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MERGER UPDATE

JUNE 29
Shareholder approvals received from Nationstar & WMIH

JULY 13
Transaction debt closed into escrow

JULY 26
Nationstar shareholders election for stock or cash

JULY 31
Scheduled closing date for merger

All regulatory approvals for merger received

Stock will initially trade under the WMIH ticker on NASDAQ

MERGER BENEFITS

- Accretive to both Nationstar and WMIH shareholders
- Diversified ownership post merger with new strategically aligned shareholder in KKR
- Significant free cash flow
- No operational integration risk

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 Key investment highlights  Differentiated business  End-to-end housing ecosystem  Well positioned for growth  Leading capabilities to tap market opportunities for servicing    Transforming our servicing business   Increasing efficiency while improving customer experience  Customer-Centric Home Loan Company  Further engaging our customers and increasing lifetime value differentiated business withan end-TO-END HOUSING ECOSYSTEM  AcquireSelf-sustaining model with continued growth via Servicing and Originations  ServiceHighly-automated, multi-channel customer support with continued cost reduction strategies  TransactData-driven, multi-product offers; Real Estate exchange; “Customers For Life”      We have the infrastructure to cost-effectively acquire customers, maintain long term relationships, and monetize those relationships while meeting our customers’ home-related financial needs

   Market-leading core business differentiated in scale, efficiency, and operational excellence …  Servicing costs significantly below industry average(8)  (Direct Expense (Less Default) - $ per Loan)    Selected by highly-selective financial institutions and gses  3rd party / subservicing portfolio has grown >8x over last 2 years  $ in Billions (at period end)  Servicer Ranking  >#25  >#25  #6  #4  #3  Servicing portfolio:Unpaid principal balance (UPB)  +  (7)  Refer to footnotes on page 21

… GIVING US CLEAR LINE-OF-SIGHT TO SERVICING GROWTH OPPORTUNITIES

ANNUAL MSR MARKET TRANSACTIONS	STRATEGIC CONSOLIDATION OPPORTUNITIES	ACTIVE SUBSERVICING

LOW COST-TO-SERVICE
Path for further separation from competition

SCALABLE TO >$1 TRILLION IN UPB
With no significant investments in technology

Nationstar
LEADING PLATFORM AND SCALE TO PENETRATE OPPORTUNITIES

LEADING SERVICING TRANSFER CAPABILITIES
1,000+ completed across virtually any size, loan type or counterparty

STRONG CAPITAL LIQUIDITY POSITION
High free cash flow generation

DEEP CAPABILITY SET BUILT OVER DECADES
Strategy designed to operate in any macro/delinquency environment

ROBUST COMPLIANCE AND RISK INFRASTRUCTURE
Deep experience working with key regulators

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CUSTOMER-CENTRIC HOME LOAN COMPANY, INCREASING LIFETIME VALUE

FROM: HOME LOANS

- Sophisticated omni-channel based offers
- Mortgage only (refi & cash out)

TO: HOME INTELLIGENCE

- New talent, tools and products focused on customer focused experience
- Holistic view of each customer's debt situation
- Predictive models and A.I.-based optimization



LOAN & CREDIT DATA
$

SUITE OF PERSONAL FINANCE SOLUTIONS



PORTFOLIO OF CUSTOMERS
XOME® HOME VALUATION DATA
PAYMENT & CREDIT DATA
NEW TALENT, TOOLS, TECHNOLOGY

SECOND MORTGAGE
HOME EQUITY
CREDIT CARD
PERSONAL LOAN
INSURANCE
NON-QM

Targeting to Increase Customer Lifetime Value

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CUSTOMER-CENTRIC HOME LOAN COMPANY, USING CUSTOMER INTELLIGENCE TO DRIVE OUR BUSINESS



AGE
OCCUPATION
HH INCOME
EDUCATION
FAMILY
MARITAL STATUS
LIFE EVENTS
MORTGAGE BALANCE
PROPERTY SALE PROPENSITY
CASH-OUT PROPENSITY
OF BEDROOMS
HOME EQUITY GROWTH RATE
LENGTH OF RESIDENCY
STUDENT LOANS
FICO® SCORE
AUTO LOANS
PERSONAL LOANS
CREDIT CARDS
OTHER REVOLVING DEBT

3,000,000+ customers
1,600,000+ with home equity
1,000,000+ with equity and consumer debt
125,000+ eligible for lower mortgage rate

SUPPLEMENTED WITH BROAD INDUSTRY INSIGHTS

- BROAD MLS COVERAGE
- PAYMENT & CREDIT DATA
- TOP-RATED AUTOMATED VALUATION MODEL[9]

...WITH SIGNIFICANT UPSIDE



NEW PRODUCTS DRIVE INCREASED REVENUE
AUTOMATION DRIVES LOWER COST

Refer to footnotes on page 21

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SERVICING TRANSFORMATION DRIVING EFFICIENCIES

Embarked on a two year initiative **to significantly reduce over $400M in addressable servicing expenses** while improving the employee and customer experience through…

CUSTOMER INTERACTIONS

Create more digital self service and mine data from customer interactions across the web, mobile, and phone to ensure the right agent for the right customer

BACK OFFICE OPTIMIZATION

Enable end-to-end processing with workflow management and automation to improve response times



PHASE I
REMAINING OPPORTUNITY

Phase I: Near-term annual savings via:

SUCCESS ROOM: INTEGRATED CUSTOMER CONTACT CENTERS	CUSTOMER INTERACTIONS
OMNI-CHANNEL (PHASE 1): SEAMLESS CROSS-CHANNEL EXPERIENCE	CUSTOMER INTERACTIONS
E-STATEMENTS ACCEPTANCE: REDUCING COSTLY PRINT MAIL	CUSTOMER INTERACTIONS
RAPID PAYOFF: REAL-TIME, DIGITALLY ENABLED PAYOFF QUOTES	BACK OFFICE OPTIMIZATION
CENTRALIZED MODIFICATIONS: AUTOMATE PROCESSES	BACK OFFICE OPTIMIZATION

Remaining several phases addressed over the next ~24 months

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 Strong franchise in today’s market  Differentiated business  End-to-end housing ecosystem  Well-positionedfor growth  Leading capabilities to tap market opportunities for servicing  Transforming our servicing business   Increasing efficiency while improving customer experience  Customer-Centric Home Loan Company  Further engaging our customers and increasing lifetime value

 Nationstar overview

NATIONSTAR AT A GLANCE

1 SERVICING (57%)[10]

- A leading servicer of agency and non-agency, owned MSR and subservicing portfolios
- Focused on customer service and asset performance for customers and investors

2 ORIGINATIONS (29%)[10]

- Integrated platform for origination of conventional agency and government-insured loans
- Organic source of servicing customers, including recapture

3 XOME (14%)[10]

- Real estate solutions provider to Nationstar, third parties, home buyers/sellers
- Asset management, property disposition, title, close, valuation, and field services through integrated technology

3rd LARGEST
SERVICER IN THE U.S.[2]

$498 BILLION
SERVICING PORTFOLIO
LARGEST NON-BANK SERVICER IN THE U.S.[1]

15th LARGEST
ORIGINATOR IN THE U.S.[2]

ORIGINATED
$21 BILLION
IN LOANS[3]

11,000+
XOME PROPERTIES SOLD[3]

424,000+
COMPLETED XOME ORDERS[3]

Nationstar | mr. cooper | Champion Mortgage | xome | TITLE365 | quantarium

Refer to footnotes on page 21

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BROAD CAPABILITY SET BUILT OVER DECADES

1991-2010

- Twenty years experience servicing high-touch customers, both originations and servicing

2017

- 3rd largest servicer
- Strong capital position
- 16th largest originator
- Launched Mr. Cooper brand 2H'17

2011-2017

- Emerged as a leader in servicing performance and selectively entered subservicing
- Selected by leading financial services organizations to take care of their customers
- Achieved Fannie Mae's highest STAR Performer Recognition four years in a row, starting in 2014

SERVICING PORTFOLIO UPB



$ in Billions (at period end)
$10
$34
$208
$398
$508
$533 +
2006
2009
2012
2015
2017
2018E (7)
>#25
>#25
#6
#4
#3
SERVICER RANKING

Refer to footnotes on page 21

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SERVICING – THE FOUNDATION OF OUR BUSINESS

SERVICING TODAY

- Self-sustaining servicing portfolio with ability to replenish and grow portfolio volume
- A leading and low cost servicer
- Over 1,000 servicing transfers reviewed by consenting counterparties
- Well-positioned for a rising rate environment



SERVICING PORTFOLIO UPB & ADJ. SERVICING PROFITABILITY (11)(12)
$ in billions (at period end)
$398
$473
$508
$533+
3.3
5.1
4.9
6.0
(targeted)
2015
2016
2017
2018E(7)
Subservicing
Owned MSRs
Adj. Servicing Profitability (bps)

SERVICING STRATEGIC FOCUS

1 IMPROVE CUSTOMER EXPERIENCE

- Launched solution oriented call center that streamlines customer experience
- Digital tools to enable self service

2 CONTINUED COST SAVINGS

- Increase efficiencies and reduce costs through back office optimization and work flow automation
- Identified 20+ work streams to further reduce more than $400M in addressable servicing costs

3 PENETRATE SIGNIFICANT OPPORTUNITIES

- Leading capabilities to tap market opportunities for servicing
- Platform scalable to greater than $1T UPB
- Strong capital and liquidity position

Refer to footnotes on page 21

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SELF-SUSTAINING SERVICING PLATFORM WITH SIGNIFICANT UPSIDE

PROVEN OPPORTUNITY TO REPLENISH AND GROW SERVICING PORTFOLIO

2017 ENDING UPB	**$508**
PRINCIPAL REDUCTIONS	**($67)**
ADDITIONS FROM PARTNERS	
+ ORIGINATIONS	$22
+ MSR/SUBSERVICING FLOW FROM EXISTING PARTNERS	$40
+ MSR/SUBSERVICING BULK	$30
2018 ENDING UPB (7)	**$533+**
+ STRATEGIC MARKET OPPORTUNITIES	

- Prepayments offset by originations, subservicing flow and MSR flow from existing partners
- Incremental growth from new subservicing clients and ordinary course MSR acquisitions
- Larger, strategic acquisition opportunities provide more upside to portfolio growth

WELL-POSITIONED FOR A RISING RATE ENVIRONMENT

- Lower prepayment speeds
- Longer duration of cash flows
- Reduced amortization expense
- Improved MSR value

Illustrative Impact Of 1 CPR Reduction

IMMEDIATE IMPACT TO BOOK VALUE (13)	**+$80-90**
ANNUAL IMPACT TO P&L (13)	**+$20**

Refer to footnotes on page 21

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ORIGINATIONS - CREATING SOLUTIONS FOR OUR CUSTOMERS

ORIGINATIONS TODAY

- Outperforming industry volume growth by engaging 3.2 million customers
- Consistently achieve 50%+ refinance recapture
- Track record of evolving product offerings to meet customers' needs (e.g. rate-term to personalized debt consolidation)



FUNDED VOLUME
$ in billions
$18
$13
$5
2015
$20
$15
$5
2016
$19
$13
$6
2017
$22
$11
$11
Q2'18 (7)
Annualized
Purchase Volume
Refinance Volume

ORIGINATIONS STRATEGIC FOCUS

1 HOME INTELLIGENCE

- Personalized multi-product offerings and insights into home, loan and neighborhood
- Helping customers manage the liability side of their balance sheet

2 CHANNEL EXPANSION

- New customer acquisition, purchase recapture, and correspondent channel strategies designed to further increase volume and improve recapture rates

3 NEW PRODUCT OFFERINGS

- Expand product offerings for fee revenue
  - ✓ Second Mortgage
  - ✓ Home Equity
  - ✓ Credit Card
  - ✓ Personal Loan
  - ✓ Insurance
  - ✓ Non-QM

Refer to footnotes on page 21

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XOME – BUILDING SOLUTIONS FOR REAL ESTATE MARKET

XOME TODAY

- Exchange - Earn commissions from sale of properties on online platform
- Services - Earn fees from the fulfillment of title, valuation, orders for Nationstar and third parties
- Field Services - Earn fees from the fulfillment of property inspection and prospection orders for Nationstar and third parties

REVENUE BREAKDOWN[14]



$ in millions
$297
$351
$330
$256
$250
9%
17%
23%
25%
28%
91%
83%
77%
75%
72%
2014
2015
2016
2017
Q2'18 Annualized (7)
3rd Party
Nationstar

XOME STRATEGIC FOCUS

1 EXPAND THIRD PARTY RELATIONSHIPS

- Continue momentum of transitioning from captive fee model to diversified third-party customer platform
- Continue to add new third-party clients across all segments

2 FIELD SERVICES BUSINESS

- Orders began in Q2 2018
- Plan to capture a significant portion of this revenue opportunity as the business ramps over the course of 2018

3 OPPORTUNISTIC M&A

- Strategically expand platform through opportunistic M&A
- Deal pipeline provides third party growth opportunities

Refer to footnotes on page 21

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APPENDIX – FOOTNOTES

1. As of 06/30/18.
2. *Inside Mortgage Finance* as of 3/31/18.
3. Last twelve months ended 06/30/18.
4. *Board of Governors of Federal Reserve System Mortgage Debt Outstanding* (Table1.54) - One-to-four family residences mortgage debt outstanding as of Q1 2018.
5. *Mortgage Bankers Association* - Full year 2017 Originations volume.
6. *Statista* - Existing home sales in 2017.
7. Estimates of future profitability and illustrative economic value are forward looking and based on a number of factors outside our control. Results could differ materially. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period.
8. *MBA 2017 Servicing Operations Study*. Small group represents servicers with less than or equal to 12% default rate in units and fewer than 100,000 loans. Mid to large group represents servicers with less than or equal to 12% default rate in units and between 100,000 and 1 million loans. Large group represents servicers with less than or equal to 12% default rate in units and more than 1 million loans. Specialty represents servicers with greater than 12% default rate in units.
9. Based on Q1 2018 performance test conducted by a leading independent third-party testing agency, one of Quantarium models was rated as the top performing precision and coverage model. All three of Quantarium's models were scored in the top 4 performing models.
10. % of last twelve months revenue ended 06/30/18.
11. Nationstar utilizes non-GAAP (or "adjusted") financial measures as the measures provide additional information to assist investors in understanding and assessing Nationstar's and our business segments' ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to Nationstar's and our business segments' core operating performance, and are better measures for assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses non-GAAP financial measures in making financial, operational and planning decisions and evaluating Nationstar's and our business segment's ongoing performance. Adjusted pre-tax income (loss) eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financial liabilities for which a fair value accounting election was made. These adjustments which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by Nationstar. Adjusted pre-tax income (loss) also eliminates, as applicable, restructuring costs, rebranding and integration costs, gain (losses) on sales of fixed assets, certain legal settlement costs that are not considered normal operational matters, and other adjustments based on facts and circumstances that would provide investors a supplemental means for evaluating Nationstar's core operating performance.
12. Adjusted Servicing Profitability calculated as Adjusted Pre-Tax Income divided by average portfolio UPB. Basis points ("bps") are calculated as annualized adjusted servicing pretax income $ amount/Total average UPB X 10000.
13. Interest rate sensitivity as of 12/31/17.
14. Excludes retail title and Real Estate Digital (sold units only) revenue.

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Questions?